Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

Dated as of June 4, 2004

By and Among

CONSOLIDATED CONTAINER COMPANY LLC,

CONSOLIDATED CONTAINER CAPITAL, INC.,

the GUARANTORS

named herein

and

VESTAR CCH INVESTORS LLC

10 1/8% Senior Subordinated Notes due 2009

-i-

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is dated as of June 4, 2004, by and among CONSOLIDATED CONTAINER COMPANY LLC, a Delaware limited liability company (“Company”), CONSOLIDATED CONTAINER CAPITAL, INC., a Delaware corporation (“Capital,” and together with the Company, the “Issuers”), the subsidiaries of the Company that are listed on the signature pages hereto (collectively, and together with any subsidiary that in the future executes a supplemental indenture pursuant to which such subsidiary agrees to guarantee the Notes (as hereinafter defined), the “Guarantors”), and VESTAR CCH INVESTORS LLC (the “Initial Holder”).

This Agreement is entered into in connection with the proposed sale by the Initial Holder of up to $10,075,000 aggregate principal amount of the Issuers’ 10 1/8% Senior Subordinated Notes due 2009 (the “Notes”), guaranteed by the Guarantors (the “Guarantees”). The Notes sold by the Initial Holder and the Guarantees thereof are collectively referred to herein as the “Securities.” The Issuers and the Guarantors have agreed, among other things, to provide the registration rights set forth in this Agreement for the benefit of the holders of the Registrable Securities (as defined below).

The parties hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the following meanings:

Advice: See the last paragraph of Section 5 hereof.

Agreement: See the introductory paragraphs hereto.

Applicable Period: See Section 2(b) hereof.

Company: See the introductory paragraphs hereto.

Effectiveness Date: With respect to (i) the Exchange Offer Registration Statement, the 180th day after the Transfer Date and (ii) any Shelf Registration Statement, the 90th day after the Filing Date with respect thereto.

Effectiveness Period: See Section 3(a) hereof.

Event Date: See Section 4(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Securities: See Section 2(a) hereof.

Exchange Offer: See Section 2(a) hereof.

Exchange Offer Registration Statement: See Section 2(a) hereof.

Filing Date: (A) If no Registration Statement has been filed by the Issuers pursuant to this Agreement, the 90th day after the Transfer Date; and (B) in any other case (which may be applicable notwithstanding the consummation of the Exchange Offer), the 30th day after the delivery of a Shelf Notice.

Guarantees: See the introductory paragraphs hereto.

Guarantors: See the introductory paragraphs hereto.

Holder: Any holder of a Registrable Security or Registrable Securities.

Indemnified Person: See Section 7(c) hereof.

Indemnifying Person: See Section 7(c) hereof.

Indenture: The Indenture, dated as of July 1, 1999, between the Issuers, the Guarantors and The Bank of New York, as Trustee thereunder, pursuant to which the Securities were issued, as amended or supplemented from time to time in accordance with the terms thereof.

Initial Holder: See the introductory paragraphs hereto.

Initial Shelf Registration: See Section 3(a) hereof.

Inspectors: See Section 5(n) hereof.

Issuers: See the introductory paragraphs hereto.

Liquidated Damages: See Section 4(a) hereof.

NASD: See Section 5(s) hereof.

Notes: See the introductory paragraphs hereto.

Participant: See Section 7(a) hereof.

Participating Broker-Dealer: Any broker-dealer that elects to exchange Securities that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Securities in the Exchange Offer.

Person: An individual, trustee, corporation, limited liability company, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

Private Exchange: See Section 2(b) hereof.

Private Exchange Securities: See Section 2(b) hereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Records: See Section 5(n) hereof.

Registrable Securities: Each Security after its transfer by the Initial Holder and at all times subsequent thereto, each Exchange Security (and the related Guarantees) as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Security (and the related Guarantees) upon original issuance thereof and at all times subsequent thereto, until (i) a Registration Statement (other than, with respect to any Exchange Security as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Security, Exchange Security or Private Exchange Security has been declared effective by the SEC and such Security, Exchange Security or such Private Exchange Security, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security has been exchanged pursuant to the Exchange Offer for an Exchange Security or Exchange Securities that may be resold without restriction under federal securities laws, (iii) such Security, Exchange Security or Private Exchange Security, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Security, Exchange Security or Private Exchange Security, as the case may be, may be resold without restriction pursuant to Rule 144 under the Securities Act.

Registration Statement: Any registration statement of the Issuers and the Guarantors that covers any of the Securities, the Exchange Securities or the Private Exchange Securities filed with the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of the Issuers and the Guarantors of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A: Rule 144A promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415: Rule 415 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC: The Securities and Exchange Commission.

Securities: See the introductory paragraphs hereto.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Notice: See Section 2(c) hereof.

Shelf Registration: See Section 3(b) hereof.

Shelf Registration Statement: Any Registration Statement relating to a Shelf Registration.

Subsequent Shelf Registration: See Section 3(b) hereof.

TIA: The Trust Indenture Act of 1939, as amended.

Transfer Date: The date on which the Issuers and the Guarantors receive notice of the sale or transfer of the Securities by the Initial Holder to one or more purchasers, other than an “affiliate,” as defined in Rule 405 of the Securities Act, of the Initial Holder.

Trustee: The trustee under the Indenture.

Underwritten registration or underwritten offering: A registration in which Securities of one or more of the Issuers and the Guarantors are sold to an underwriter for reoffering to the public.

2.	Exchange Offer

(a) To the extent not prohibited by applicable laws, rules, regulations or applicable interpretations of the staff of the SEC, the Issuers and the Guarantors shall file with the SEC, no later than the Filing Date, a Registration Statement (the “Exchange Offer Registration Statement”) on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Securities for the same aggregate principal amount at maturity of notes (the “Exchange Securities”) of the Issuers, guaranteed by the Guarantors, that are identical in all material respects to the Securities except that the Exchange Securities shall contain no restrictive legend thereon. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable laws. The Issuers and the Guarantors shall use their reasonable best efforts to (x) cause the Exchange

Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 40th day following the date on which the Exchange Offer Registration Statement is declared effective by the SEC. If, after the Exchange Offer Registration Statement is initially declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement.

Each Holder participating in the Exchange Offer shall be required to represent to the Issuers that at the time of the consummation of the Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, solely with respect to Registrable Securities that are Private Exchange Securities, Exchange Securities as to which Section 2(c)(iv) is applicable and Exchange Securities held by Participating Broker-Dealers, and the Issuers and the Guarantors shall have no further obligation to register Registrable Securities (other than Private Exchange Securities and other than in respect of any Exchange Securities as to which clause 2(c)(iv) hereof applies) pursuant to this Agreement. No Securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

(b) The Issuers and the Guarantors shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” which shall contain such reasonable and customary information as the Holders shall reasonably request.

The Issuers and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities covered thereby; provided, however, that such period shall not exceed 180 days after such Exchange Offer Registration Statement is declared effective (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the “Applicable Period”).

If, prior to consummation of the Exchange Offer, any Holder is not entitled to participate in the Exchange Offer, the Issuers and the Guarantors upon the request of any such Holder shall simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to any such Holder, in exchange (the “Private Exchange”) for such Securities held by any such Holder, the same principal amount at maturity of notes (the “Private Exchange Securities”) of the Issuers, guaranteed by the Guarantors, that are identical in all material respects to the Exchange Securities (except that they may bear a customary legend with respect to restrictions on transfer). The Private Exchange Securities shall be issued pursuant to the same indenture as the Exchange Securities. The Issuers and the Guarantors shall use their reasonable best efforts to cause the Private Exchange Securities, subsequent to the sale thereof pursuant to an effective Shelf Registration (as defined in Section 3(b) hereof) and removal of any legends restricting the transfer of such Private Exchange Securities, to bear the same CUSIP number as the Exchange Securities.

Interest on the Exchange Securities and the Private Exchange Securities will accrue from the later of (i) the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or (ii) if the Securities are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment.

In connection with the Exchange Offer, the Issuers and the Guarantors shall:

(1) mail, or cause to be mailed, to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(2) keep the Exchange Offer open for not less than 30 days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

(3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

(4) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

(5) otherwise comply in all material respects with all applicable laws, rules and regulations.

As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuers and the Guarantors shall:

(1) accept for exchange all Registrable Securities validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange, if any;

(2) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(3) cause the Trustee to authenticate and deliver to each Holder of Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount at maturity to the Securities of such Holder so accepted for exchange; provided that, in the case of any Securities held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which would be reasonably likely to materially impair the ability of the Issuers and the Guarantors to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers and the Guarantors and (iii) all governmental approvals shall have been obtained, which approvals the Issuers and the Guarantors deem necessary for the consummation of the Exchange Offer or Private Exchange.

The Exchange Securities and the Private Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture provides or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter.

(c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuers and the Guarantors are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 210 days of the Transfer Date, (iii) any holder of Private Exchange Securities so requests in writing to the Issuers at any time after the consummation of the Exchange Offer, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuers and the Guarantors within the meaning of the Securities Act) and so notifies the Issuers within 30 days after such Holder first becomes aware of such restrictions, in the case of each of clauses (i) to and including (iv) of this sentence, then the Issuers and the Guarantors shall promptly deliver to the Holders and the Trustee written notice thereof (the “Shelf Notice”) and as promptly as possible shall file a Shelf Registration pursuant to Section 3 hereof.

3.	Shelf Registration

If at any time a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

(a) Shelf Registration. The Issuers and the Guarantors shall as promptly as possible file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities not permitted to be exchanged in the Exchange Offer in accordance with the terms of this Agreement, Private Exchange Securities and Exchange Securities as to which Section 2(c)(iv) is applicable (the “Initial Shelf Registration”). The Issuers and the Guarantors shall use their reasonable best efforts to file with the SEC the Initial Shelf Registration on or before the applicable Filing Date. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers and the Guarantors shall not permit any Securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

The Issuers and the Guarantors shall use their reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is the earlier of two years after the Transfer Date (the “Effectiveness Period”), or such shorter period ending when all Registrable Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration; provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and shall be subject to reduction to the extent that the applicable provisions of Rule 144(k) are amended or revised to reduce the two year holding period set forth therein.

No holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such holder furnishes to the Issuers in writing, within 15 business days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No holder of Registrable Securities shall be entitled to Liquidated Damages pursuant to Section 4 hereof unless and until such holder shall have provided all such reasonably requested information. Each holder of Registrable Securities as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make information previously furnished to the Issuers by such Holder not materially misleading.

(b) Withdrawal of Stop Orders; Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder), the Issuers and the Guarantors shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Registrable Securities covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Issuers and the Guarantors shall use their reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registration.

(c) Supplements and Amendments. The Issuers and the Guarantors shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of at maturity the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

(d) Blackout Period. Notwithstanding anything to the contrary in this Agreement, the Issuers and the Guarantors, upon notice to the Holders of Registrable Securities, may suspend the use of the Prospectus included in any Shelf Registration in the event that, and for a period of time (the “Blackout Period”) not to exceed an aggregate of 60 days in any 12-month period (1) the board of directors or manager of any Issuer or Guarantor determines in good faith that the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on the business, operations or prospects of such Issuer or Guarantor, or (2) the disclosure otherwise relates to a material business transaction that has not been publicly disclosed and the board of directors or manager of any Issuer or Guarantor determines in good faith that any such disclosure would jeopardize the success of such transaction or that disclosure of the transaction is prohibited pursuant to the terms thereof. Upon the termination of the Blackout Period, the Issuers and the Guarantors promptly shall notify the Holders of Registrable Securities that such Blackout Period has terminated.

4.	Liquidated Damages

(a) The Issuers, the Guarantors and the Initial Holder agree that the Holders will suffer damages if the Issuers and the Guarantors fail to fulfill their respective obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers and the Guarantors agree, to pay, jointly and severally, liquidated damages on the Securities (“Liquidated Damages”) under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(i) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration has been filed on or prior to the Filing Date applicable thereto or

(B) notwithstanding that the Issuers and the Guarantors have consummated or will consummate the Exchange Offer, the Issuers and the Guarantors are required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after any such Filing Date, Liquidated Damages shall accrue on the principal amount of the Securities at a rate of 0.25% per annum for the first 90 days immediately following such applicable Filing Date, and such Liquidated Damages rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90 day period; or

(ii) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration is declared effective by the SEC on or prior to the Effectiveness Date applicable thereto or (B) notwithstanding that the Issuers and the Guarantors have consummated or will consummate the Exchange Offer, the Issuers and the Guarantors are required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date applicable to such Shelf Registration, then, commencing on the day after such Effectiveness Date, Liquidated Damages shall accrue on the principal amount of the Securities at a rate of 0.25% per annum for the first 90 days immediately following the day after such Effectiveness Date, and such Liquidated Damages rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90 day period; or

(iii) if (A) the Issuers and the Guarantors have not exchanged Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the 40th day after the date on which the Exchange Offer Registration Statement relating thereto was declared effective or (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than during any Blackout Period relating to such Shelf Registration), then Liquidated Damages shall accrue on the principal amount of the Securities at a rate of 0.25% per annum for the first 90 days commencing on the (x) 41st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration ceases to be effective in the case of (B) above, and such Liquidated Damages rate shall increase by an additional 0.25% per annum at the beginning of each such subsequent 90 day period;

provided, however, that the Liquidated Damages rate on the Securities may not accrue under more than one of the foregoing clauses (i)-(iii) at any one time and at no time shall the aggregate amount of additional interest accruing exceed in the aggregate 1.0% per annum and Liquidated Damages shall not accrue under clause (iii)(B) above during the continuation of a Blackout Period; provided, further, however, that (1) upon the filing of the applicable Exchange Offer Registration Statement or the applicable Shelf Registration as required hereunder (in the case of clause (i) above of this Section 4), (2) upon the effectiveness of the Exchange Offer Registration Statement or the applicable Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4), or (3) upon the exchange of the Exchange Securities for all Securities tendered (in the case of clause (iii)(A) of this Section 4), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of

(iii)(B) of this Section 4), Liquidated Damages on the Securities in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

A Registration Default referred to in Section (iii)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if such Registration Default has occurred solely as a result of the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Issuers where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus; provided, however, that if such Registration Default occurs for an aggregate in excess of 30 days, Liquidated Damages shall be payable in accordance with the above paragraph from the 31st day after such Registration Default occurs until such Registration Default is cured.

(b) The Issuers and the Guarantors shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid (an “Event Date”). Any amounts of Liquidated Damages due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash semiannually on each June 15 and December 15 (to the holders of record on the June 1 and December 1 immediately preceding such dates), commencing with the first such date occurring after any such Liquidated Damages commences to accrue. The amount of Liquidated Damages will be determined by multiplying the applicable Liquidated Damages rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.	Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuers and the Guarantors shall effect such registrations to permit the sale of the Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers and the Guarantors hereunder each of the Issuers and the Guarantors shall:

(a) Prepare and file with the SEC prior to the applicable Filing Date, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Issuers and the Guarantors have received timely notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers and the Guarantors shall furnish to and afford the Holders of the Registrable Securities covered by such Registration

Statement or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing. The Issuers and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount at maturity of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any Securities being sold by a Participating Broker-Dealer covered by any such Prospectus; provided that, to the extent relating to a Shelf Registration Statement, none of the foregoing shall be required during a Blackout Period.

(c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom any Issuer has received timely written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers and the Guarantors, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference therein and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Issuers and the Guarantors contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct in all material respects, (iv) of the receipt by any Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Issuers and the Guarantors’ determination that a post-effective amendment to a Registration Statement would be appropriate.

(d) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date.

(e) Subject to Section 3(d), if a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount at maturity of the Registrable Securities being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) as promptly as commercially practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating Broker-Dealer or counsel for any of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as commercially practicable after any Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

(f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities or to each such Participating Broker-Dealer, as the case may be, who so requests and to counsel and each managing underwriter, if any, at the sole expense of the Issuers and the Guarantors, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuers and the Guarantors, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers and the Guarantors hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuers and the Guarantors agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may request (subject to applicable requirements contained in the Indenture).

(j) Use their reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuers and the Guarantors will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

(k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as commercially practicable (except during any Blackout Period in the case of a Shelf Registration) prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuers and the Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities or Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities or Exchange Securities, as the case may be.

(m) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuers and their subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by Issuers and the Guarantors to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Issuers and the Guarantors and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings of debt securities similar to the Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by the Issuers for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to the underwriter, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Securities and such other matters as reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount at maturity of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), upon prior request, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Issuers and their subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and their subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus (the “Information”). Each Inspector shall agree in writing that it will keep the Records and the Information confidential and that it will not disclose any of the Records or Information unless (i) the disclosure of such Records or Information is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is necessary or advisable, in the opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) such Records or the Information have been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of any Issuer unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, promptly give notice to the Issuers and allow the Issuers to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Issuers and Guarantors’ expense.

(o) Provide the Trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of the Registrable Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(p) Comply with all applicable rules and regulations of the SEC and make generally available to their respective securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12 month period (or 90 days after the end of any 12 month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Registration Statement, which statements shall cover said 12 month periods.

(q) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Issuers and the Guarantors shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

(r) Use its best efforts to cause the Registrable Securities covered by a Registration Statement or the Exchange Securities, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount at maturity of Registrable Securities covered by such Registration Statement or the Exchange Securities, as the case may be, or the managing underwriter or underwriters, if any.

(s) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”).

(t) Use their reasonable best efforts to take all other steps necessary to effect the registration of the Exchange Securities and/or Registrable Securities covered by a Registration Statement contemplated hereby.

The Issuers and the Guarantors may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Securities as the Issuers may, from time to time, reasonably request. The Issuers and the Guarantors may exclude from such registration the Registrable Securities of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by its acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Issuers and the Guarantors of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof or the commencement of any Blackout Period, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the “Advice”) by the Issuers and the Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuers and the Guarantors shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.	Registration Expenses

All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers and the Guarantors shall be borne by the Issuers and the Guarantors whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is

filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, reasonable expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount at maturity of the Registrable Securities included in any Registration Statement or in respect of Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and the Guarantors and, in the case of a Shelf Registration, reasonable fees and disbursements of a single special counsel for all of the sellers of Registrable Securities (exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Securities or Exchange Securities eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Issuers and the Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by any of the Issuers and the Guarantors, (ix) internal expenses of the Issuers and the Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Issuers and the Guarantors performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, in each case, if applicable, and (xii) the reasonable expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.

7.	Indemnification

(a) Each of the Issuers and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Holder of Registrable Securities and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, the officers, directors, employees and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Participant”), from and against any and all losses, claims, damages, judgments, liabilities and expenses (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by, arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Issuers in writing by such Participant expressly for use therein; provided, however, that no Issuer will be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the final Prospectus or any amendment or supplement thereto and any such loss, liability, claim, or damage or expense suffered or incurred by the Participants resulted from any action, claim or suit by any Person who purchased Registrable Securities or Exchange Securities which are the subject thereof from such Participant and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the final Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities or Exchange Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by any Issuer with Section 5 of this Agreement.

(b) Each Holder of Registrable Securities and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers and the Guarantors, their directors, their officers and their employees and agents and each Person, if any, who controls each Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each Participant, but only with reference to information relating to such Holder of Registrable Securities or Participating Broker-Dealer selling Exchange Securities during the Applicable Period furnished to the Issuers in writing by such Holder of Registrable Securities or each Participating Broker-Dealer selling Exchange Securities during the Applicable Period expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Holder of Registrable Securities and each Participating Broker-Dealer that sells Exchange Securities during the Applicable Period under this paragraph shall in no event exceed the proceeds received by such Holder of Registrable Securities and each Participating Broker-Dealer that sells Exchange Securities during the Applicable Period from sales of Registrable Securities or Exchange Securities giving rise to such obligations.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the “Indemnified Person”) shall promptly notify the Persons against whom such indemnity may be sought (the “Indemnifying Persons”) in writing, and the Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Persons shall not relieve any of them of any obligation or liability which any of them may have hereunder unless and to the extent such failure results in the forfeiture by the Indemnifying Persons of substantial rights and defenses and will not, in any event, relieve the Indemnifying Persons from any obligations to any Indemnified Persons other than the indemnification obligations provided hereunder. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both any Indemnifying Person and the Indemnified Person or any affiliate thereof and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Persons shall not, in connection with such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities and Exchange Securities sold by all such Participants and any such separate firm for the Issuers and the Guarantors, their directors, their officers and such control Persons of the Issuers and the Guarantors shall be designated in writing by the Issuers and shall be reasonably acceptable to the Holders. The Indemnifying Persons shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final nonappealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, each of the Indemnifying Persons agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Person is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld or delayed), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Indemnified Person.

(d) If the indemnification provided for in clauses (a) and (b) of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Issuer on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, judgments, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall, a Holder of Registrable Securities or any Participating Broker-Dealer that sells Exchange Securities during the Applicable Period, be required to contribute any amount in excess of the amount by which proceeds received by such Holder of Registrable Securities or any Participating Broker-Dealer that sells Exchange Securities during the Applicable Period from sales of Registrable Securities or Exchange Securities, as the case may be, exceeds the amount of any damages that such Holder of Registrable Securities or any Participating Broker-Dealer that sells Exchange Securities during the Applicable Period has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the Indemnifying Party to the Indemnified Party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuers and the Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Holder or any person who controls a Holder, any Issuer and its directors, officers, employees or agents or any person controlling such Issuer, and (ii) any termination of this Agreement.

(g) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.	Rules 144 and 144A

Each of the Issuers and the Guarantors covenants and agrees that, so long as Registrable Securities remain outstanding, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time such Issuer is not permitted to file such reports, such Issuer will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information, documents and other reports of the type necessary to permit sales pursuant to Rule 144. Each Issuer further covenants for so long as any Registrable Securities remain outstanding, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

9.	Underwritten Registrations

If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount at maturity of such Registrable Securities included in such offering and shall be reasonably acceptable to the Issuers.

No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.	Miscellaneous

(a) No Inconsistent Agreements. As of the date hereof, no Issuer has entered into any agreement with respect to any of its Securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any of the Issuers’ other issued and outstanding Securities. As of the date hereof, no Issuer and no Guarantor has entered into any agreement with respect to any of its Securities which will grant to any Person piggyback registration rights with respect to any Registration Statement required to be filed by the Issuers pursuant to this Agreement.

(b) Adjustments Affecting Registrable Securities. No Issuer shall knowingly, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Issuers and the Guarantors and (II)(A) the Holders of not less than a majority in aggregate principal amount at maturity of the then outstanding Registrable Securities and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount at maturity of the Exchange Securities held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Securities or Exchange Securities, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount at maturity of the Registrable Securities being sold pursuant to such Registration Statement.

(d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or facsimile:

(i) if to a Holder of the Registrable Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.

(ii) if to the Initial Holder, at the address as follows:

Vestar CCH Investors LLC

Seventeenth Street Plaza

1225 17th Street, Suite 1660

Denver, Colorado 80202

Telecopy: (303) 292-6639

Attention: John R. Woodard

(iii) if to the Issuers, at the address as follows:

Consolidated Container Company LLC

3101 Tower Creek Parkway, Suite 300

Atlanta, Georgia 30339

Telecopy: (678) 742-4758

Attention: General Counsel

with a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Telecopy: (404) 253-8366

Attention: Rick D. Blumen, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and upon receiving confirmation receipt by the addressee, if sent by facsimile.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Securities Held by the Issuers or their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by any Issuer or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Third Party Beneficiaries. Holders of Registrable Securities and Participating Broker-Dealers are intended third party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONSOLIDATED CONTAINER COMPANY LLC

By:	Consolidated Container Holdings LLC, as its Sole Member and Manager

By:	/s/ TYLER L. WOOLSON
Name: Tyler L. Woolson
Title: Chief Financial Officer

CONSOLIDATED CONTAINER CAPITAL, INC.

By:	/s/ TYLER L. WOOLSON
Name: Tyler L. Woolson
Title: Chief Financial Officer

REID PLASTICS GROUP LLC

By:	Consolidated Container Company LLC, as its Sole Member and Manager

By:	Consolidated Container Holdings LLC, as its Sole Member and Manager

By:	/s/ TYLER L. WOOLSON
Name: Tyler L. Woolson
Title: Chief Financial Officer

CONSOLIDATED CONTAINER COMPANY LP

By:	Plastic Containers LLC, as its General Partner

By:	Consolidated Container Company LLC, as its Sole Member and Manager

By:	Consolidated Container Holdings LLC, as its Sole Member and Manager

By:	/s/ TYLER L. WOOLSON
Name: Tyler L. Woolson
Title: Chief Financial Officer

PLASTIC CONTAINERS LLC

By:	Consolidated Container Company LLC, as its Sole Member and Manager

By:	Consolidated Container Holdings LLC, as its Sole Member and Manager

By:	/s/ TYLER L. WOOLSON
Name: Tyler L. Woolson
Title: Chief Financial Officer

CONTINENTAL CARIBBEAN CONTAINERS, INC.

By:	/s/ TYLER L. WOOLSON
Name: Tyler L. Woolson
Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

VESTAR CCH INVESTORS LLC

By:	Vestar Capital Partners III, L.P.,
its Managing Member

	By:	Vestar Associates III, L.P.,
its General Partner

		By:	Vestar Associates Corporation III,
its General Partner

		By:	/s/ JOHN WOODARD
Name:
Title: